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                                                                       Exhibit 1

                              Pannell Kerr Forster
                                New Garden House
                                78 Hatton Garden
                                 London EC1N 8JA



Securities Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
U.S.A.

Our Ref: 60/nyk

30 June 1998


Gentlemen

We have read Item 4 of Form 8-K dated May 15, 1998 of AremisSoft Corporation and are in agreement with the statements contained therein.

Very truly yours,



Pannell Kerr Forster


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